UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 22, 2021

Z-Work Acquisition Corp.

(Exact name of registrant as specified in its charter)

Commission file number 001-39960

Delaware	85-3333982
(State of incorporation)	(I.R.S. Employer Identification No.)

575 Fifth Avenue, 15th Floor

New York, NY 10017

(Address of principal executive offices)

(626) 867-7295

Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock and one-third of one Redeemable Warrant	ZWRKU	The Nasdaq Stock Market LLC
Shares of Class A common stock, par value $0.0001 per share, included as part of Units	ZWRK	The Nasdaq Stock Market LLC
Redeemable Warrants, included as part of the Units	ZWRKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statement or Related Audit Report or Completed Interim Review.

(a) In connection with the preparation of the financial statements of Z-Work Acquisition Corp. (the “Company”) as of September 30, 2021, the Company’s management, in consultation with its advisors, identified errors made in the historical financial statements where, at the closing of the Company’s initial public offering (the “Initial Public Offering”) the Company improperly classified its Class A common stock subject to possible redemption. The Company previously determined the value of such Class A common stock to be equal to the redemption value, while also taking into consideration the terms of the Company’s Amended and Restated Certificate of Incorporation, under which a redemption cannot result in net tangible assets being less than $5,000,001. Management determined, in consultation with its advisors, that the shares of Class A common stock underlying the units issued during the initial public offering can be redeemed or become redeemable subject to the occurrence of future events considered to be outside of the Company’s control. Therefore, management concluded that the redemption value should include all Class A common stock subject to possible redemption, resulting in the Class A common stock subject to possible redemption being equal to their redemption value. Effective as of the filing of the Company’s filing of the original Quarterly Report on Form 10-Q for the period ended September 30, 2021 (the “Original Quarterly Report”), the Company revised this interpretation to include temporary equity in net tangible assets. As a result, management noted a reclassification adjustment related to temporary equity and permanent equity as of the Initial Public Offering date and all subsequent reporting periods. This has resulted in a restatement of the initial carrying value of the shares of Class A common stock subject to possible redemption, with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and shares of Class A common stock. The Company filed the Original Quarterly Report on November 10, 2021, which included a revision to the previously issued balance sheet as of February 2, 2021. The Company determined to present this revision in a prospective manner in all future filings with historical amounts presented in current and future filings recast.

Subsequently, on December 22, 2021, the Company’s management, together with the audit committee of the Company’s board of directors (the “Audit Committee”), concluded that the financial statements and other financial data as of and for the three months ended March 31, 2021 and June 30, 2021 (the “Affected Periods”), should be restated to report all Class A common stock as temporary equity and should no longer be relied upon.

As such, the Company will restate its financial statements of the Affected Periods for the unaudited condensed financial statements for the periods ended March 31, 2021, and June 30, 2021, in an Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2021 (the “Form 10-Q/A”), to be filed with the SEC. The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the Initial Public Offering.

The Company’s management has concluded that a material weakness remains in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective as of September 30, 2021, due to a material weakness in our internal control over financial reporting relating to accounting for complex financial instruments. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Form 10-Q/A.

Management and the Audit Committee have discussed the matters disclosed pursuant to this Item 4.02(a) with WithumSmith+Brown, PC, the Company's independent registered public accounting firm.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of the restatement. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 22, 2021	Z-WORK ACQUISITION CORP.

	By:	/s/ Doug Atkin
		Name:	Doug Atkin
		Title:	Executive Co-Chairman

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